                                  Exhibit 23.4

                       CONSENT OF HILL, BARTH & KING, LLC

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference, in this Registration Statement of Farmers National Banc Corp. on Form S-4, of our report, dated January 19, 2000, on the consolidated financial statements of Farmers National Banc Corp. as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, included in Farmers National Banc Corp's Annual report on Form 10-K for the year ended December 31, 1999.



/s/ Hill, Barth & King, LLC
September 15, 2000